Exhibit 99.6
SIGUIRI GOLD PROJECT, GUINEA, WEST AFRICA
OPTION AGREEMENT
BETWEEN
N.V. UNION MINIERE S.A.
and
GOLDEN SHAMROCK MINES LIMITED
Dated the 23rd day of December 1992

OPTION AGREEMENT
INDEX

Article	Subject	Page

1	Definitions and Interpretation	2

2	Condition Precedent	6

3	Warranties and Closure, Rehabilitation and Maintenance	7
	Programs

4	Option to Acquire CMC	9

5	Exercise of Option	11

6	Post Option Exercise Undertakings	14

7	Assignment	20

8	General	21

Schedules

A	Map of Concession Area

B	List of Current Financing Agreements

C	Maintenance Program

D	Rehabilitation Program

E	List of Unfulfilled Payment Obligations Under Financing Agreements

F	Summary of Loans Owing by CMC to UM and Pancon

G	List of Equipment to be Sold During Term of the Option

H	List of Alluvial Equipment

THIS AGREEMENT is made and entered into the      day of December 1992
BETWEEN:
N.V. UNION MINIERE S.A., a company formed under Belgian law (“UM”) of the one part,
AND
GOLDEN SHAMROCK MINES LIMITED, a company formed under Victoria, Australian law (“GSM”) of the other part.

RECITALS	(Capitalised terms and expressions including names of entities used in these recitals are defined in Article 1)
A.	AuG is directly owned 51% by CMC and 49% by the Republic and CMC in turn is indirectly owned as to 50.1 % by UM and 49.9% by Pancon.

B.	AuG, until recently, carried out alluvial gold mining operations in the Concession Area pursuant to the Concession and the Convention.

C.	The alluvial operations referred to in recital B, proved to be unprofitable and UM decided to terminate them and in conjunction with Pancon, to dispose of CMC on the best available commercial terms.

D.	UM and First Concord Mining Corporation, a company formed under Colorado, United States of America law (“Concord”) have entered into the Letter of Intent pursuant to which they have agreed upon the Closure Program in respect of AuG’s alluvial operations and upon the Maintenance Program in respect of AuG’s property and improvements in the Concession Area.

E.	By the Letter of Intent and in consideration of Concord undertaking to bear the costs of the Maintenance Program for six (6) months, UM agreed to negotiate and enter into an option agreement with Concord by 31 August 1992 providing an exclusive option in favour of Concord to acquire the entire issued share capital of CMC and the benefit of all of the shareholders loans made by UM and Pancon to CMC on the basic terms set out in Section B of the Letter of Intent and other customary provisions.

F.	Effective 13 November 1992 Concord, with the consent of UM, assigned and transferred all of its rights and obligations under the Letter of Intent to GSM.

G.	UM and GSM have now agreed upon the terms and conditions of the option agreement referred to in recital E and upon extension of the date by which such option agreement must be entered into and now wish to formally record such agreements in this Agreement.
NOW IT IS AGREED AS FOLLOWS:
Article I: Definitions and Interpretation
1.1	In this Agreement (including the recitals and Schedules hereto) the following terms and expressions have the following meanings unless the context otherwise requires:

“AuG” means Societe Aurifere de Guinee S.A. a mixed company formed under the laws of the Republic of Guinea;

“AuG Exploration Note” means the note of AuG payable to CMC, referred to in the accounts of CMC for the year ended 31 December 1987, certified by Coopers and Lybrand on 23 June. 1988, in the amount of US$7,000,000, none of which has been repaid as of the date hereof.

“Assignment Agreement” means that certain ‘Convention de Cession’ dated 5 July 1991 entered into by and among AuG, CMC, UM, Pancon, and the BIAO Banks.

“Associated Corporation” includes in relation to GSM:
(i)	Concord Resources Limited (a company incorporated under the laws of England);

(ii)	Concord;

(iii)	any other company (other than GSM) incorporated in whatever country, which is for the time being directly or indirectly controlled by either GSM or Oren L. Benton, or by any one or more of the companies referred to in Paragraphs (i) or (ii).

A particular company is deemed to be directly controlled by Oren L. Benton or by another company or companies if Oren L. Benton or such latter company or companies owns shares carrying more than 50% of the votes exercisable at the general meeting (or its equivalent) of the first mentioned company, and a particular company is deemed to be indirectly controlled by Oren L. Benton or a company or companies (the “parent company or companies”) if a series of companies can be identified beginning with the parent company or companies and ending with the particular company so related that each company of the series except the parent company or companies is directly controlled by one or more of the companies in the series;

“BIAO Banks” means the banks and other financial institutions which are parties to the Assignment Agreement.

“CMC” means Chevaning Mining Company Limited, a company incorporated under English law;

“Convention” means the Convention de Base or Basic Agreement dated 29 March 1985 between CMC and the Republic (as ratified by Ordinance No. 143PRG85 of the Republic of Guinea dated 29 June 1985) providing for the formation, control and management of AuG and authorising and regulating the exploration, development and mining of mineral deposits in and the disposal of minerals and metals recovered from the Concession Area by AuG and related matters including investment of capital and payment of taxes;

“Concession” means the exclusive, irrevocable mining concession in respect of deposits of gold, silver, diamonds and other associated minerals granted to AuG by the Republic pursuant to the Convention and any other permit or authority now held or hereinafter issued to AuG which confers or may confer on AuG the exclusive right to explore for and mine gold and other minerals in any part of the Concession Area and any renewal, extension, substitution or variation thereof;

“Concession Area” means the area or areas from time to time subject to the Concession and which at the date of this Agreement is the area delineated on the map annexed hereto as Schedule A;

“Closure Program” means the program agreed between UM and Concord and carried out by AuG at UM’s cost, for closure of alluvial mining operations in the Concession Area;

“Expert” has the meaning set out in Clause 6.5;

“Exploration Loans” has the meaning set out in Clause 6.7;

“Financing Agreements” mean (i) the agreements listed in Schedule B annexed hereto; and (ii) any other agreement of a financing or security nature referred to in any agreement listed in said Schedule B and which is in effect at the date of this Agreement;

“Force Majeure” means any event or circumstance beyond the reasonable control of a Party and occurring or arising without its fault or negligence which prevents or delays performance by that Party of its obligations hereunder, including without restriction:
(i)	war, sabotage, riot, insurrection, civil commotion, national emergency (whether in fact or law), martial law, fire, flood, cyclone, earthquake, landslide, explosion, strike, lockout, boycott or other labour difficulties, epidemic or quarantine;

(ii)	inability to obtain, breakdown of or damage to essential plant, facilities, equipment or supplies;

(iii)	loss, breakdown or shortage of necessary transport;

(iv)	restriction, restraint, prohibition, requisition, direction or embargo by legislation, regulation, decree or other legally enforceable order of any government or governmental or other competent authority;

(v)	refusal, non-grant, revocation, cancellation or suspension of any necessary permit, license, authorisation, approval, consent or waiver or the non-execution, non-entry into force or termination of any necessary agreement; or

(vi)	delay or failure to act on the part of any person (other than the Party affected) involved in Renegotiations.
“IFC” means International Finance Corporation, an international organisation established by articles of agreement among its member countries, including the Republic;

“Letter of Intent” means the written agreement relating to the Project made between UM (with the concurrence of Pancon) and Concord on 7 August 1992 as amended by further written agreements between UM (with the concurrence of Pancon) and Concord dated 20 October 1992 and 13 November 1992, respectively;

“Maintenance Program” means the work plan and budget for maintenance of AuG’s assets in the Concession Area agreed between UM and GSM, a copy of which is annexed hereto as Schedule C;

“month” means calendar month;

“Option” has the meaning set out in Clause 4.1;

“Pancon” means Pancontinental Mining Limited, a company incorporated under the laws of the State of Queensland, Australia and any subsidiary company thereof (where ever incorporated) which holds shares in CMC;

“Primary Gold Resource” means any gold bearing in situ resource in the Concession Area other than a gold bearing resource comprising alluvium deposited by existing or former surface river systems;

“Party” includes UM and GSM and any other person who may become a party to this Agreement, whether by succession, assignment or novation;

“Project” means:

(i)	all the assets of AuG held or hereafter acquired or developed including without limitation the Concession and all minerals (in whatever form) obtained from the Concession Area prior to their sale or disposal; and

(ii)	all the assets of CMC held or hereafter acquired or developed including without limitation its rights under the Convention and in respect of AuG;
“Quarter” means a period of three (3) months commencing on 1 January, 1 April, 1 July or 1 October in a year and “Quarterly” has a corresponding meaning;

“Rehabilitation Program” means the work plan and budget for environmental rehabilitation and restoration of those parts of the Concession Area affected by past alluvial gold mining and treatment operations of AuG, a copy of which is annexed hereto as Schedule D;

“Republic” means the Republic of Guinea and includes any Minister of State and any governmental authority of the Republic of Guinea;

“Renegotiations” mean negotiations with the Republic, IFC and others having as their object the securing of such changes to the provisions of the Convention, the Concession, the Financing Agreements and the laws, rules and policies of the Republic applicable to the Project, as will enable the mineral resources (including, without limitation the Primary Gold Resources) in the Concession Area to be explored, evaluated, developed, mined, treated and sold or otherwise disposed of on reasonable commercial terms (including, without limitation, a reduction in the level of the Republic’s existing ownership interest in AuG, a reduction in the level of AuG’s existing indebtedness and variations to the existing taxation regime applicable to AuG);

“Retained Alluvial Equipment” has the meaning set out in Clause 6.13;

“Royalty” has the meaning set out in Clause 6.8;

“year” means calendar year; cent;

“%” means per cent;

“US$” means United States of America dollars;
1.2	In this Agreement, unless the context otherwise requires:
(i)	Article headings are for convenience only and do not affect the interpretation of this Agreement;

(ii)	words importing the singular include the plural and vice versa;

(iii)	words importing a gender include any gender;

(iv)	an expression importing a natural person includes any partnership, joint venture, association, corporation or other body corporate and any government or governmental agency and vice versa;

(v)	a reference to any thing includes a part of that thing;

(vi)	references to Articles, Clauses, Paragraphs, Parties, and Schedules are references to Articles, Clauses and Paragraphs of, and Parties and Schedules to, this Agreement;

(vii)	a reference to any law, statute, decree, regulation, proclamation or ordinance includes all laws, statutes, decrees, regulations, proclamations or ordinances varying, consolidating or replacing them, and a reference to a law or statute includes all decrees, rules, regulations, proclamations and ordinances issued under that law or statute;

(viii)	a reference to any document, includes any permitted amendment or supplement to, or replacement or novation of, that document;

(ix)	a reference to any party to any document includes its successors and permitted assigns;

(x)	a reference to an agreement includes an undertaking, deed, agreement or legally enforceable arrangement or understanding whether or not in writing;

(xi)	a reference to any asset or assets includes all property, rights, revenues and benefits of any nature and includes, but is not limited to, a business;

(xii)	a reference to a document includes any agreement in writing or any certificate, notice, instrument or other document of any kind; and

(xiii)	no rule of construction applies to the disadvantage of a Party because that Party was responsible for the preparation of this Agreement or any part of it.
Article 2 : Condition Precedent
2.1	No provision of this Agreement (other than Articles 1 and 2 and Clause 8.1) has any effect unless and until the terms and conditions of this Agreement have been ratified and approved in writing by at least two (2) members of the Board of Directors of UM and the Board of Directors of GSM.

2.2	If the required ratifications and approvals of either Party under Clause 2.1 have not been obtained by 30 December 1992 (or such later date as the Parties may agree in writing) either Party may terminate this Agreement by written notice to the other.
Article 3 : Warranties and Closure, Rehabilitation and Maintenance Programs
3.1	UM warrants to GSM that as at the date of this Agreement:
(i)	UM has delivered to GSM copies of all material agreements affecting CMC and the Project and details of all loans and other amounts owed by CMC (including, without limitation amounts owed to UM and to Pancon);

(ii)	to the best of UM’s knowledge after reasonable inquiry, UM has delivered to GSM copies of all material agreements affecting AuG and the Project with respect to AuG and details of all loans and other amounts owed by AuG (including, without limitation, amounts owed to CMC);

(iii)	UM warrants to GSM that UM enters into this Agreement with the full authority and approval of Pancon and that the ratification and approval of the terms and conditions of this Agreement by at least two (2) members of the Board of Directors of UM shall bind Pancon in all respects as if Pancon itself was a party to this Agreement.

(iv)	except as specifically set forth in Schedule E annexed hereto, each of AuG and CMC has fulfilled its respective obligations under the Financing Agreements;

(v)	the Closure Program, other than the Rehabilitation Program component, has been properly carried out and completed by AuG at UM’s cost;

(vi)	to the best of UM’s knowledge after reasonable inquiry, there are no outstanding claims or unresolved disputes arising out of implementation of the Closure Program which could materially affect the carrying out of the outstanding balance of the Rehabilitation Program or the implementation of the Maintenance Program; and

(vii)	the Rehabilitation Program has been duly approved by the Board of Directors of AuG (including the representatives of the Republic on the Board).
3.2	UM undertakes and agrees with GSM that subsequent to the date of this Agreement:
(i)	the Rehabilitation Program shall continue to be carried out by AuG and that UM, acting through CMC, shall use its best efforts to ensure that AuG will have enough financial and technical means to carry out and complete the Rehabilitation Program in a proper and timely manner;

(ii)	without limitation to Paragraph 3.2(i), UM shall use its best efforts to ensure that, subject to any obligations AuG may have to IFC and CMC under the Financing Agreements, all revenue of AuG (including the proceeds of sale of surplus equipment) is exclusively applied to pay unpaid trade creditors of AuG and to fund the Rehabilitation Program;

(iii)	UM shall use its best efforts to ensure that CMC causes AuG to exclusively apply all payments or installments made by GSM to the cost of the Maintenance Program towards the proper and timely performance of the Maintenance Program;

(iv)	UM, acting through CMC, shall use its best efforts to cause AuG to comply with GSM’s reasonable requirements in respect of manning levels and re-hiring of AuG personnel for purposes of the Maintenance Program; and

(v)	separately from the Maintenance Program and without charge to GSM, UM, as part of the measures convenient to the orderly transition of activities in the Concession Area from alluvial mining to care and maintenance, shall use its best efforts to ensure that the supplies of fuel, essential materials and other consumables presently located at the Concession Area are left at the Concession Area ready and available for immediate use on the start date of the Maintenance Program.
3.3	GSM undertakes and agrees with UM that subsequent to the date of this Agreement:
(i)	the Maintenance Program will be deemed to have started on the date that is thirty (30) days prior to the date this Agreement is ratified and approved in accordance with Clause 2.1 and GSM shall bear the costs of the Maintenance Program to the extent and in accordance with the agreed budget component thereof as set out in Schedule C annexed hereto for the term of the Option, as the same may be extended in accordance of this Agreement;

(ii)	GSM shall pay its agreed budget component of the costs of the Maintenance Program to AuG to the credit of AuG’s nominated bank account as follows:
(a)	with respect to the period prior to the date this Agreement is ratified and approved in accordance with Clause 2.1, within twenty (20) days after such ratification and approval; and

(b)	with respect to the period subsequent to the date this Agreement is ratified and approved in accordance with Clause 2.1, in monthly installments in advance;
and if for any reason Maintenance Program costs actually incurred by AuG in any month exceed GSM’s budgeted costs for that month (as set out in Schedule

C annexed hereto), GSM shall make up the shortfall by adding the required amount to the next monthly installment.
Article 4 : Option to Acquire CMC
4.1	In consideration of GSM’s undertaking set out in Paragraph 3.3(i), UM hereby grants GSM the exclusive and irrevocable option (the “Option”) to acquire the entire issued share capital of CMC and the title to and full benefit of all loans made to CMC by UM and by Pancon as set out in Schedule F annexed hereto.

4.2	The Option may only be assigned by GSM in accordance with Article 7.

4.3	The Option shall be for an initial term of six (6) months calculated from the date this Agreement is ratified and approved in accordance with Clause 2.1, which date shall, for the avoidance of doubt, be confirmed in writing between the Parties.

4.4	Unless GSM otherwise agrees, UM shall ensure that at the time the Option is exercised, the total amount owing by AuG to its trade creditors shall not exceed US$20,000.

4.5	At any time prior to expiration of the initial six (6) months term of the Option, or any extension thereof, GSM may notify UM in writing that GSM does not intend to exercise the Option. Notwithstanding the giving of any such notice, GSM shall remain liable for and shall pay the costs of the Maintenance Program for a minimum of six (6) months from the start date of the Maintenance Program as provided in Clause 3.3.

4.6	If by reason of Force Majeure, the conditions precedent to the exercise of the Option set out in Clause 4.8 are not satisfied during the initial six (6) months term of the Option, GSM may by written notice to UM given at any time prior to the expiration of that initial six (6) months term, extend the term of validity of the Option for a further three (3) months (calculated from the expiration of the initial six (6) months term) unless such. extension is objected to in writing by the Republic, in which event only, the term of the Option shall not be extended.

4.7	If GSM extends the term of the Option pursuant to Clause 4.6:
(i)	GSM shall bear and pay the cost of the Maintenance Program during the extension period in the same manner and to the same extent as provided in Clause 3.3; and

(ii)	the entire aggregate amount paid by GSM towards the cost of the Maintenance Program from its start date, shall, in the event GSM exercises the Option, be deducted from GSM’s expenditure commitment under Clause 6.2.
4.8	The Parties shall co-operate and use all reasonable endeavours to obtain fulfillment of the following conditions precedent to the exercise of the Option by GSM:

(i)	the conclusion of the Renegotiations to GSM’s reasonable satisfaction; and

(ii)	the entry into force of all agreements necessary to record and give effect to the Renegotiations as concluded to GSM’s reasonable satisfaction.
4.9	The Parties acknowledge that successful conclusion of the Renegotiations is in their mutual interests and accordingly agree that:
(i)	the Parties shall work together in the speedy development and implementation of joint negotiating objectives and strategies;

(ii)	neither Party shall participate in any Renegotiations without the other or without affording the other a reasonable opportunity to be represented in any Renegotiations;

(iii)	neither Party shall have the right to conclude the Renegotiations or to enter into any binding agreements with respect to the Renegotiations without the approval of the other Party; and

(iv)	UM shall, at its own cost and to the extent necessary in its reasonable opinion, provide the services of senior executives of UM to work with GSM and with CMC to secure timely fulfillment of the conditions precedent set out in Clause 4.8.
4.10	So long as the Option remains in force and effect, UM shall use its best efforts to ensure that:
(i)	GSM is kept fully and promptly informed in respect of the affairs and activities of each of AuG and CMC and that no substantive decisions are taken in respect of the Project, the Financing Agreements or the loans owing by AuG or CMC without prior consultation with and agreement of GSM, which agreement shall not be unreasonably withheld or delayed;

(ii)	with UM’s prior approval (which approval shall not unreasonably withheld or delayed), each of CMC and AuG is authorised and acts upon the instructions of GSM in the implementation of the Maintenance Program and the carrying out of any other activities of AuG;

(iii)	GSM representatives (at their own cost and risk) are afforded reasonable access to the Concession Area and to the Project for the purpose of observing and evaluating the implementation of the Maintenance Program, the Rehabilitation Program and any other activities of AuG; and

(iv)	except for the equipment listed in Schedule G annexed hereto, the equipment in existence as at the date of this Agreement shall not be sold or otherwise disposed of without the written consent of GSM.

4.11	So long as the Option remains in force and effect, GSM shall use its best efforts to ensure that:
(i)	UM is kept fully and promptly informed of operation of the Maintenance Program and of any additional activities which GSM, with UM’s approval, instructs AuG to perform and that any such additional activities are consistent with the provisions of the Maintenance Program, the Rehabilitation Program, the Concession and the Convention; and

(ii)	the Maintenance Program and such additional activities as GSM may, with UM’s approval, instruct AuG to perform, are carried out in accordance with good mining industry practice and in a proper and workman like manner and that priority is given or allowed to the Rehabilitation Program in the allocation of AuG’s technical resources.
4.12	Where, in accordance with Clauses 4.10 and 4.11, GSM instructs AuG to perform activities in addition to the Maintenance Program and the Rehabilitation Program, GSM shall bear the costs incurred by AuG in performing those additional activities and shall pay such costs to AuG in the same manner as the costs of the Maintenance Program are to be paid pursuant to Clause 3.3.

4.13	The Option shall lapse and be of no further force and effect if:
(i)	GSM gives notice to UM in accordance with Clause 4.5 that it does not intend to exercise the Option; or

(ii)	the Option is not validly exercised by GSM prior to expiration of the initial Option term or the expiration of any extension of that term pursuant to Clause 4.6.
Article 5 : Exercise of Option
5.1	GSM may exercise the Option by giving UM written notice of exercise at any time during the initial term of the Option or during the period of any extension of that term pursuant to Clause 4.6.

5.2	Where GSM exercises the Option, UM warrants to GSM that on the date of such exercise:
(i)	CMC has no liabilities (actual or contingent) exceeding US$20,000 except:
(a)	the loans owing to UM and Pancon;

(b)	the service contract of CMC’s General Manager, Richard Winby, which contract expires on 1 January 1993; and

(c)	the remaining conditional financial obligations of CMC under Articles 3.1 and 4 of the Assignment Agreement;
(ii)	CMC’s sole business is (and since its incorporation has been) that of shareholder, financier and manager of AuG;

(iii)	CMC is duly incorporated and in good standing, has power to own its assets and carry on its business as it is now being carried on and is duly registered in each jurisdiction where it carries on business;

(iv)	the shares in the capital of CMC indirectly owned by UM and Pancon are validly issued, are fully paid, constitute the entire issued share capital of CMC, are free of all encumbrances and third party rights, interests and claims and CMC is under no obligation to issue or allot any of its shares or other securities to any person;

(v)	the loans set out in Schedule F annexed hereto constitute all the loans owing by CMC to UM and Pancon and such loans are valid and subsisting, repayable by CMC in full, and capable of being transferred to GSM;

(vi)	CMC’s latest annual accounts have been prepared in accordance with all applicable laws and generally accepted international accounting principles and standards, have been prepared on the same basis as the previous three (3) accounting periods and show a true and fair view of the financial position and assets and liabilities of CMC as at its latest balance date and of the income, expenses and results of the operations of CMC for the year ending on that balance date;

(vii)	all taxes, levies, duties and other imposts which are due and payable by CMC have been paid or provided for in full in its accounts and all necessary returns have been duly submitted to the relevant authorities;

(viii)	CMC is not a party to any legal or arbitration proceedings or subject to any administrative or governmental investigation and, to the best of UM’s knowledge after reasonable inquiry, no such proceedings or investigations are pending or threatened by or against CMC nor are there any disputes which may give rise to any such proceedings or investigations;

(ix)	all corporate, financial and technical records of CMC are up to date, have been fully and accurately maintained and comply with all applicable legal and contractual requirements; and

(x)	each of the warranties set out in Paragraphs 3.1 (i), (ii) and (iii) is and remains true and correct.

5.3	Not later than twenty-one (21) days after the exercise of the Option GSM shall pay UM the sum of US$1600 and in consideration of that payment:
(i)	UM shall cause the entire issued share capital of CMC to be validly and effectually transferred to GSM and the full title to and benefit of all outstanding loans owing by CMC to UM and Pancon to be validly and effectually assigned to GSM free of all encumbrances and third party rights, claims and interests whatsoever and for these purposes UM shall (if it has not already done so) procure the execution of all necessary documents by Pancon and any other person or obtain powers of attorney from Pancon and any other person authorising UM to execute those documents on behalf of Pancon or that other person;

(ii)	UM shall cause all such other acts and things to be done (including, without limitation, the transfer of possession or control of all documents and records and all proprietary information of CMC and AuG to GSM) as are necessary to vest in GSM full, complete and unencumbered ownership of CMC and full and complete ownership of the UM and Pancon loans to CMC and to vest in GSM 51 % indirect ownership of AuG; provided, however, that in connection with such transfers UM shall have no obligation to independently guarantee the performance of GSM as the sole shareholder of CMC or the performance of CMC as a shareholder of AuG.
5.4	Unless GSM otherwise directs in writing, completion of the transactions referred to in Clause 5.3 shall take place at the offices of UM, Gulledelle 92, B 1200 Brussels, Belgium at 10:00 am on the 21st day after the date of exercise of the Option; provided that if such day is not a business day in Brussels, completion will take place at the same hour and at the same address on the first business day in Brussels following such 21st day.

5.5	Each of the warranties set out in Clauses 3.1 and 5.2 shall be construed as a separate and independent warranty and none of those warranties shall merge on completion of the transactions referred to in Clause 5.3.

5.6	UM indemnifies GSM against any claim, action, damages, loss liability, expense or outgoing which GSM pays, suffers, incurs or becomes liable for in respect of a breach of any of the warranties set out in Clauses 3.1 and 5.2 or any of those warranties not being true and correct.

5.7	Any investigation, whether before or after the date of this Agreement, made by or on behalf of GSM in respect of CMC or AuG shall not affect the warranties set out in Clauses 3.1 and 5.2.

5.8	Unless the Parties otherwise agree in writing, exercise of the Option shall not affect any then outstanding obligations of UM to provide to AuG the funds necessary to complete the Rehabilitation Program, which funds, once received, GSM shall cause CMC or AuG to utilize to complete said Rehabilitation Program.
Article 6 : Post Option Exercise Undertakings
6.1	To the extent UM considers to be reasonable, UM shall make the services of UM executives available to GSM for a reasonable period (not being less than six (6) months) after exercise of the Option to assist GSM in the management and affairs of CMC and AuG. Such services shall be made available by UM on a direct cost basis (that is, without charging any margin for head office overheads or general administration). The cost of services rendered in pursuance of this Clause 6.1 shall be invoiced to GSM monthly in arrears and such invoices shall be paid by GSM within twenty-one (21) days of receipt. Each such invoice shall show the names of the executives providing services, the hours spent by each executive in providing services, a summary of the services performed and the daily direct cost of each executive.

6.2	Subject to Clause 6.4, on exercise of the Option GSM undertakes with UM to expend, either alone or jointly with one or more other shareholders in AuG, an aggregate of not less than US$4,500,000 on further mineral exploration, evaluation and development of a Primary Gold Resource in or in respect of the Concession Area over a three (3) year period from the date of exercise of the Option.

6.3	For the purposes of Clause 6.2:
(i)	activities funded by GSM shall be carried out by AuG or by consultants or contractors to AuG in accordance with good mining industry practice and pursuant to work programs and budgets developed and adopted by GSM after consultation with UM;

(ii)	the three (3) year period referred to in Clause 6.2 shall be subject to extension if and to the extent AuG or its consultants or contractors are delayed by reason of Force Majeure in carrying out work programs and GSM as a result of such delay is unable to meet its budgeted expenditure commitments and in such event the period of extension shall be equal to the aggregate number of days during which AuG or its consultants or contractors are prevented by Force Majeure from carrying out such work programs;

(iii)	during the three (3) year period referred to in Clause 6.2, and any extension, GSM shall furnish or cause AuG to furnish to UM for information purposes only a preliminary work program and budget, including schedules of anticipated activities contemplated with respect to the Concession Area, as follows:
(a)	on the date of completion of the transactions referred to in Clause 5.3, for the balance of the year in which the Option is exercised; and

(b)	not later than 31 March of each year thereafter, for such year, or portion thereof;
provided, however, that the Parties agree that the preliminary work programs and budgets furnished in accordance with this Paragraph (iii) are not binding on GSM or AuG and are subject to modification in whole or in part by GSM;

(iv)	GSM shall furnish or cause AuG to furnish to UM within thirty (30) days after the end of each Quarter a summary written report of exploration, evaluation and development activities and expenditures during that Quarter and shall promptly notify UM of any material event (such as, but not limited to, the discovery of significant gold mineralisation in the Concession Area) affecting the Project;

(v)	GSM shall promptly notify UM of: (a) any event of Force Majeure affecting outlay of its budgeted expenditure commitment; (b) the measures undertaken by AuG at GSM’s direction to overcome the effects of the event of Force Majeure; (c) the cessation of the effects of the event of Force Majeure and (d) the number of days lost as a result of the event of Force Majeure; and

(vi)	where Clause 4.7 applies, the aggregate amount paid by GSM to meet the cost of the Maintenance Program shall be deemed to have been expended pursuant to Clause 6.2 and shall be deducted from GSM’s US$4,500,000 expenditure commitment.
6.4	At any time after having expended at least US$1,000,000 pursuant to Clause 6.2, GSM may seek to demonstrate to UM that the Concession Area does not warrant further expenditure on exploration and should be abandoned, and if UM accepts in writing that GSM has been so able to demonstrate, then GSM’s commitment to expend the then remaining balance of its US$4,500,000 expenditure commitment shall absolutely cease and terminate.

6.5	If GSM invokes Clause 6.4, but UM does not accept that GSM has demonstrated that further exploration of the Concession Area is not warranted, the matter shall, in the absence of the Parties achieving a negotiated compromise within sixty (60) days of GSM submitting its reasons to UM, be referred to determination by an internationally recognised, independent expert in the gold mining industry (the “Expert”). The Expert shall be chosen by agreement between the Parties or, in default of such agreement within thirty (30) days of the expiration of the above mentioned sixty (60) day period, appointed at the request of the Parties, or either of them, by the President for the time being of the International Chamber of Commerce or by his nominee.

6.6	The Expert shall determine, on technical and economic grounds customarily used in the gold mining industry, whether or not the exploration potential of the Concession Area is such that there exists a reasonable possibility of discovering and profitably exploiting a Primary Gold Resource which warrants further exploration expenditure by GSM of the then remaining balance of its US$4,500,000 commitment. The Expert shall:
(i)	be instructed to make his determination as soon as practicable and, in any event, within ninety (90) days of his appointment;

(ii)	within thirty (30) days after his appointment, provide each Party with the opportunity, through written submission, to present the Expert with such information and discussion as such party in good faith believes the Expert should be aware and consider with respect to his determination;

(iii)	have the right to open and complete access to all information in the possession or control of either Party with respect to the Project and the Concession Area as the Expert shall reasonably request, which access shall be provided not later than thirty (30) days after requested by the Expert;

(iv)	give such regard as he deems appropriate to the information furnished or made available to him by the Parties with respect to the Project and the Concession Area; and

(v)	act as an expert and not as an arbitrator.
The Expert’s determination shall be final and binding on the Parties. The costs of appointment and proceedings of the Expert (including all fees and expenses) shall be borne equally by the Parties. If the Expert determines in favour of GSM, its expenditure commitment under Clause 6.2 shall absolutely cease and terminate. If the Expert determines in favour of UM, GSM’s expenditure commitment under Clause 6.2 shall continue in full force and effect provided the three (3) year period under Clause 6.2 shall be extended by the number of days involved in the appointment and proceedings of the Expert.

6.7	Upon the occurrence of any of the following events, upon the written request of UM, GSM shall (a) transfer to UM for no consideration other than the terms of this Agreement, GSM’s then existing right, title and interest in the Project, including, without limitation, GSM’s current shareholding in CMC or in AuG (as the case may be) and the benefit of all then outstanding loans owing by CMC or by AuG (as the case may be) to GSM, exclusive of any loans or advances made by GSM to CMC or AuG since the exercise of the Option by GSM and prior to the expenditure by GSM of US$4,500,000 in accordance with Clause 6.2 (the “Exploration Loans”), which Exploration Loans shall for all purposes be deemed to be of no force or effect from and after the date of transfer by GSM to UM pursuant to this Clause 6.7; and (b) upon such transfer to UM, GSM shall assume the obligations of CMC and AuG, if any, to pay all amounts due by CMC and AuG to any person in connection with loans or advances made by such person to CMC or AuG (as the case may be) since the date of exercise of the Option and prior to the expenditure by GSM of US$4,500,000 in accordance with Clause 6.2:

(i)	GSM ceases further expenditure on exploration in the Concession Area with UM’s concurrence in accordance with Clause 6.4;

(ii)	GSM ceases further expenditure on exploration in the Concession Area pursuant to the Expert’s determination in accordance with Clause 6.6;

(iii)	Subsequent to the expenditure by GSM of US$4,500,000 in accordance with Clause 6.2, GSM advises UM in writing that GSM has elected to decline to authorise, through CMC or otherwise, any further funding of AuG’s operations in the Concession Area; or

(iv)	Subsequent to the expenditure by GSM of US$4,500,000 in accordance with Clause 6.2 GSM advises UM in writing that CMC or AuG (as the case may be) have ceased to engage in any substantial exploration or mining activities in the Concession Area for a period of eighteen (18) consecutive months.
Notwithstanding anything set forth above to the contrary, the rights granted to UM under this Clause 6.7 shall automatically terminate and be of no further force or effect upon the first to occur of the following: (a) UM fails to request GSM to transfer the assets described above within sixty (60) days after the occurrence of one of the events set forth in Paragraphs (i), (ii), (iii) or (iv) above; (b) the obligations of CMC to the BIAO Banks under the Assignment Agreement have been satisfied in full; (c) the obligation of UM to guarantee the performance of CMC to the BIAO Banks under the Assignment Agreement is terminated or otherwise released; or (d) UM has received Royalty from GSM, CMC or AuG (as the case may be) in accordance with Clause 6.9 equal to US$3,500,000.

6.8	In the event GSM exercises the Option, GSM warrants to UM as a continuing and independent undertaking that CMC shall perform its obligations under the Assignment Agreement in a proper and timely manner. UM expressly agrees that, on exercise of the Option, GSM, directly or through CMC, shall have the unrestricted right to modify or restructure the terms of the Assignment Agreement as GSM, in its sole discretion, shall deem appropriate so long as the obligations of UM to guarantee the performance of CMC under the Assignment Agreement are not increased or otherwise adversely affected thereby.

6.9	If after the date of exercise of the Option, AuG commences or recommences gold mining operations in the Concession Area, GSM shall pay or cause CMC or AuG (as the case requires) to pay UM a royalty in respect of gold produced by AuG from the Concession Area (“Royalty”) as follows:
(i)	the Royalty shall apply to all gold, other than gold to which the Republic is entitled, produced after the first year of commercial operation from each individual mining project established or recommenced after the date of exercise of the Option (“qualifying gold”);

(ii)	the aggregate amount of the Royalty shall be subject to the limitation set out in Clause 6.11;

(iii)	unless the Parties otherwise agree in writing, the Royalty shall not be affected by any royalty or other impost on the production, sale or export of gold now or hereafter imposed by the Republic under any law having general application throughout Guinea;

(iv)	the Royalty payable in respect of qualifying gold produced in each Quarter shall, subject to Clause 6.11, be the applicable % of the simple arithmetic average of the US$ spot gold price over that Quarter as determined in accordance with the following table multiplied by the quantity of qualifying gold produced in such Quarter:
Table

US$ Spot Gold	Royalty
Price per Ounce	%
•less than 350	nil
•350 to 400	2.5
•400.01 to 425	3.5
•425.01 to 450	4.5
•450.01 to 475	6.0
•greater than 475	7.5;
(v)	the amount of Royalty determined to be payable in respect of qualifying gold produced in a Quarter shall be paid to UM in US$ within thirty (30) days after the end of that Quarter to the credit of UM’s nominated bank account.
6.10	For the purposes of Clause 6.9:
(i)	a reference to “gold to which the Republic is entitled” is a reference to the Republic’s entitlement to gold in specie or to the proceeds of the sale of gold obtained by AuG from the Concession Area whether that entitlement accrues to the Republic as a shareholder in AuG or under the Convention;

(ii)	a reference to “each individual mining project” includes a reference to:
(a)	each Primary Gold Resource which is mined as an independent mining operation with its own, exclusive ore crushing and treatment plant;

(b)	each Primary Gold Resource which is mined as part of a mining enterprise having two or more mines and a common ore crushing and treatment plant but which Primary Gold Resource is located at least three (3) kilometres from any other mine in the Concession Area;

(c)	an alluvial gold mining operation in the Concession Area carried on as a single mining enterprise with a separate processing plant;
(iii)	a reference to “the US$ spot gold price” is a reference to the afternoon US Dollar fixing price of the London Gold Market as quoted in Metal Bulletin;

(iv)	the US$ spot gold price ranges set out in the Table in Clause 6.8 shall be subject to indexation and adjusted yearly for inflation from the date commercial production from the Concession Area is achieved or 1996, whichever shall last occur, onwards according to changes in the simple arithmetic average of United States, Canadian and Australian national consumer price indices from those indices applying on 1 January 1995, which date shall be used as the base date for purposes of indexation;

(v)	each Quarterly payment of Royalty shall be accompanied by a statement setting out:
(a)	the quantity of qualifying gold produced in the relevant Quarter;

(b)	the simple arithmetic average of the US$ spot price over the relevant Quarter;

(c)	GSM’s or CMC’s calculation of the amount of Royalty for the relevant Quarter; and

(d)	such supporting information as UM may reasonably require to verify the basis of GSM’s or CMC’s calculation;
(vi)	UM’s employees and agents shall at all times, at UM’s own cost and upon giving reasonable prior notice to GSM, have access to the gold production records of AuG subject to observance of the confidentiality provisions of this Agreement.
6.11	Royalties shall be subject to the following limitations:
(i)	where the aggregate amount of Royalty paid to UM reaches US$30,000,000, each Royalty % per ounce of gold set out in the Table in Clause 6.9 shall be reduced to one half of the stated % figure and such reduced % rates of Royalty shall apply to all qualifying gold produced after the aforementioned US$30,000,000 aggregate Royalty payment has been reached;

(ii)	where the aggregate amount of Royalty paid to UM reaches US$60,000,000, the Royalty shall cease to be payable and shall terminate absolutely.
6.12	No royalties or other monetary benefits whatsoever shall be payable to UM under this Agreement in respect of diamonds or in respect of minerals, other than gold, obtained from the Concession Area.

6.13	Within three (3) months after the exercise of the Option, GSM and UM shall jointly determine which of the alluvial equipment listed on Schedule H annexed hereto shall be retained by CMC or AuG (as the case may be)(the “Retained Alluvial Equipment”). GSM shall or shall cause CMC or AuG (as the case may be) to properly maintain the Retained Alluvial Equipment unless and until GSM elects to sell or otherwise dispose of such Retained Alluvial Equipment. However, none of the Retained Alluvial Equipment shall be sold or otherwise disposed of without the written consent of UM, which consent shall not be unreasonably withheld or delayed. The alluvial equipment listed on Schedule H which is not determined to be Retained Alluvial Equipment within said three (3) month period, shall be sold by AuG as soon as reasonably practicable after such determination for a price and on such terms as AuG shall deem appropriate, and the proceeds from such sales shall be used to repay AuG creditors other than GSM. The Retained Alluvial Equipment may be used by GSM, CMC or AuG (as the case may be) in connection with its other activities in the Concession Area, it being understood that the proceeds of any such sale or disposition shall not be used to reimburse GSM any of the Exploration Loans.

6.14	In the event GSM exercises the Option, GSM undertakes that, without the written consent of UM, GSM shall not cause or permit AuG to repay to CMC in excess of a cumulative total of US$3,900,000 of the principal amount of the AuG Exploration Note on the date of exercise of the Option by GSM, or otherwise consent to any direct or indirect reduction by any means including, without limitation, cancellation, disposal or transfer thereof or resulting from a recapitalization or conversion thereof in excess of said cumulative total of US$3,900,000 of principal.
Article 7: Assignment
7.1	Prior to the exercise of the Option, GSM may assign the Option and GSM’s rights and obligations under this Agreement to an Associated Corporation of GSM or, with UM’s prior written consent, to any other person. UM may, in its absolute discretion, withhold its consent to an assignment under this Clause 7.1 to any person who is not an Associated Corporation of GSM or may give that consent subject to conditions.

7.2	After exercise of the Option, GSM may assign or cause CMC to assign (as the case requires) to an Associated Corporation of GSM the whole or any part of:
(i)	GSM’s shareholding in CMC;

(ii)	any loans owing by CMC to GSM;

(iii)	CMC’s shareholding in AuG;

(iv)	the assets of CMC; or

(v)	any combination of the foregoing.
7.3	After exercise of the Option, GSM may, with UM’s prior written consent, effect any assignment contemplated by Clause 7.2, to any person who is not an Associated Corporation of GSM. UM shall not unreasonably withhold its consent to an assignment under this Clause 7.3, where GSM is able to demonstrate to UM’s reasonable satisfaction that the proposed assignee has available to it the technical and financial resources necessary to fully and properly fulfill the obligations and responsibilities to be assumed as a result of the proposed assignment.

7.4	Any assignment pursuant to Clause 7.1, 7.2 or 7.3 shall be conditional upon:
(i)	GSM or the proposed assignee obtaining all necessary third party approvals to the proposed assignment (including, without limitation, all necessary governmental approvals);

(ii)	the proposed assignee entering into a written agreement with UM (in a form and containing provisions to UM’s reasonable satisfaction) whereby the proposed assignee undertakes to be bound by the terms and conditions of this Agreement and to assume all obligations and responsibilities of GSM the subject of the proposed assignment; and

(iii)	in the case of an assignment to an Associated Corporation of GSM, GSM entering into an unconditional and irrevocable guarantee in favor of UM of the due and proper performance of the obligations and responsibilities assumed by such Associated Corporation, such guarantee to be in form and substance reasonably acceptable to UM.
7.5	No assignment pursuant to this Article 7 shall relieve GSM of liability for performance of its obligations in relation to the assets assigned where those obligations have accrued and remain unsatisfied at the effective date of the assignment.
Article 8: General
8.1	Unless the Parties otherwise agree in writing, the terms of this Agreement and all information now or hereinafter held or obtained by either of them in relation to the subject matter or operation of this Agreement and which is not in the public domain, shall be kept strictly confidential and shall not be disclosed by the Parties otherwise than to each other or:

(i)	to employees of GSM and of any Associated Corporation of GSM, whose duties in connection with the Renegotiations or the Project reasonably require such disclosure;

(ii)	to the extent that it may be necessary or desirable to disclose such information to the Republic, IFC, any banks which are parties to any of the Financing Agreements or any competent authority in connection with the Renegotiations or applications for any consents and approvals required under this Agreement, the Convention, the Financing Agreements or applicable laws;

(iii)	to employees or agents of a bona fide potential assignee under Article 7 whose duties reasonably require such disclosure and who are bound, either by express contract or common law, to treat information disclosed to them as confidential;

(iv)	to an Expert for the purposes of Article 6 whose duties reasonably require such disclosure and who are bound, either by express contract or common law, to treat information disclosed to them as confidential;

(v)	to employees of CMC and AuG whose duties reasonably require such disclosure;

(vi)	to the extent required by applicable law or the rules of any recognised stock exchange applicable to a Party or for the purposes of any arbitration or legal proceedings involving both the Parties;

(vii)	to professional advisers, consultants and agents of a Party or of AuG whose duties reasonably require such disclosure and who are bound, either by express contract or common law, to treat information disclosed to them as confidential;

(viii)	to financial institutions in connection with GSM’s funding requirements in respect of the Project provided such institutions first agree in writing with GSM to treat as confidential all information disclosed to them.
8.2	The provisions of Clause 8.1 shall continue to bind a Party for a period of two (2) years after it ceases to be a Party to this Agreement.

8.3	In the event the Option is not exercised by GSM, GSM expressly agrees that GSM shall not, for a period of two (2) years after the termination of the Option, acquire any interest in the Concession Area, the Convention, or the Project, directly or indirectly.

8.4	Before any public announcement or statement is made in any way concerning this Agreement, the Project or Renegotiations, the Parties shall use their best endeavours to agree upon the wording and timing of such public announcement or statement. If agreement cannot be reached by the time that any such announcement or statement must be made, the Party in question shall be free to make the relevant announcement or statement notwithstanding that such agreement has not been reached, but in so doing it shall not disclose more than the minimum information that it is compelled to disclose.

Copies of any public announcement or statement shall be given to the other Party in the most expeditious manner reasonably available.
8.5	This Agreement is governed by and shall be construed in accordance with the laws of England.

8.6	Any dispute or difference between the Parties concerning the construction or operation of this Agreement or the rights or obligation of either Party hereunder shall, except where a procedure for resolution of such dispute or difference is expressly provided elsewhere in this Agreement, be submitted to arbitration in accordance with the then current Rules of Conciliation and Arbitration of the International Chamber of Commerce. Unless otherwise agreed between the Parties:
(i)	arbitration proceedings shall be conducted in the English language;

(ii)	the place of arbitration shall be Brussels, Belgium where GSM is the Party initiating the proceedings and London, England where UM is the Party initiating the proceedings;

(iii)	the dispute or difference shall be referred to three (3) arbitrators appointed in accordance with the said Rules.
8.7	Any arbitral award made in respect of a dispute or difference submitted to arbitration pursuant to Clause 8.6 shall be final and binding upon the parties and judgement thereon may be entered in any court of competent jurisdiction or application made to such court for judicial acceptance and an order for enforcement of that award.

8.8	If a dispute or difference is submitted to arbitration pursuant to Clause 8.6, the Parties shall, during the period of such arbitral proceedings and pending the making of the arbitral award, continue to perform their respective obligations under this Agreement so far as circumstances will allow without prejudice to a final adjustment in accordance with that arbitral award.

8.9	Any notice, or other communication (including, without limitation, any request, consent or approval) to or by a Party under this Agreement which is required to be in writing:
(i)	must be legible and in the English language addressed as set out below:

(a)	if to UM:	C/- N.V. Union Miniere S.A.

	Address:	Gulledelle 92
B-1200 Brussels, Belgium

	Attention:	Administration & Legal Department
	Facsimile:	32 2 778 8913.

	Copy to:	Chevaning Mining Company Ltd.
C/O N.V. Union Miniere S.A.

	Address:	Gulledelle 92
B-1200 Brussels, Belgium
	Facsimile:	32 2 778 8913

(b)	if to GSM:	C/- Golden Shamrock Mines Limited

	Address:	15 Queen Street, 4th Floor Melbourne 3000
Victoria, Australia

	Attention:	Legal Department
	Facsimile:	61 3 629 7274

	Copy to:	First Concord Mining Corporation

	Address:	One Tabor Center, Suite 2500
1200 Seventeenth Street
Denver, Colorado 80202
United States of America

	Attention:	Legal Department
	Facsimile:	011 303 595 0930
or to any other address specified by a Party to the sender by written notice;

(ii)	must be signed by a director, manager or secretary of the sender;

(iii)	in the case of a telex must be stated or purport to be sent under the signature of a director, manager or secretary of the sender;

(iv)	is. deemed to be duly given by the sender and received by or served on the addressee:
(a)	if by delivery in person, when delivered to the addressee;

(b)	if by post, when received by the addressee;

(c)	if by telex, on receipt by the sender of the answerback code of the addressee; or

(d)	if by facsimile transmission, when received by the addressee, but if the delivery or receipt is on a day which is not a business day at the place of the addressee or is after 4:00 pm (addressee’s time) it is deemed to be duly given on the next business day at the place of the addressee; and

(v)	can be relied on by the recipient and the recipient will not be liable to any other person for any consequences of that reliance if the recipient believes it to be genuine, correct and duly authorised by the sender.
8.10	Waiver of any breach or provision of, or any default under, this Agreement must be in writing and signed by the Party granting the waiver. A breach of, or default under, this Agreement is not waived by any failure or delay in exercising any provision of this Agreement. A failure or delay in exercising or the partial exercise of any provision of this Agreement is not a waiver of that provision.

8.11	A variation of any term of this Agreement must be in writing and signed by the Parties.

8.12	GSM shall pay any stamp duty in connection with:
(i)	this Agreement; and

(ii)	any document executed under this Agreement.
8.13	Subject to Clause 8.12, each Party shall pay its own costs and expenses in respect of or in connection with:
(i)	the preparation and execution of this Agreement;

(ii)	the Renegotiations;

(iii)	the documents executed under this Agreement; and

(iv)	the preparation and execution of any documents resulting from the Renegotiations.
8.14	In entering into this Agreement the Parties recognise that it is impracticable to make provision for every contingency which may arise in the course of the Renegotiations or in the course of operation of this Agreement and if unfairness to either Party is disclosed or reasonably anticipated due to some event or change in circumstances beyond the reasonable control of that Party, the Parties shall, upon request of either of them, forthwith consult in good faith with a view to removing the cause or ameliorating the effects of such unfairness provided that failure of the Parties to agree to remove the cause or ameliorate the effects of such unfairness shall not constitute a dispute or difference for the purposes of Clause 8.6.

8.15	Unless the Parties agree otherwise, this Agreement shall continue in force unless and until the last to occur of the following events:
(i)	the rights and obligations of the Parties under this Agreement have lapsed or otherwise terminated; or

(ii)	each of the Parties has fully and completely performed and discharged all its obligations under this Agreement.
8.16	Termination of this Agreement pursuant to Clause 8.14 shall not relieve a Party of any obligation or liability accrued prior to the effective date of termination which remains outstanding at that date.

8.17	This Agreement supersedes all previous agreements with respect to its subject matter including, without limitation, the Letter of Intent.

8.18	Each Party shall do any thing and execute all documents reasonably required by the other Party to give effect to the transactions contemplated by this Agreement.

8.19	This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.
IN WITNESS WHEREOF the parties have entered into this Agreement on the day and year first hereinbefore written.

DULY SIGNED for and on behalf of	)
N.V. UNION MINIERE S.A. by its	)
duly authorised representative in the	)	Signature
presence of:

		N. Masson	J.P.Rodier
		Administrateur Director General Name (Print)	Administrateur délégu

Witness		Title

DULY SIGNED for and on behalf of	)

GOLDEN SHAMROCK MINES LIMITED by its	)	Signature
duly authorised representative in the	)
presence of:

J. E. ASKEN

Name (Print)

MANAGING DIRECTOR

Witness		Title